                                                                   EXHIBIT 3(b)



                                B Y - L A W S

                                      OF

                           MARTIN INDUSTRIES, INC.

                            A DELAWARE CORPORATION

                               TABLE OF CONTENTS


ARTICLE I                 OFFICES

Section 1                 Registered Office
Section 2                 Additional Offices


ARTICLE II                MEETINGS OF STOCKHOLDERS

Section 1                 Place of Meeting
Section 2                 Annual Meetings
Section 3                 Notice of Annual Meetings
Section 4                 List of Stockholders
Section 5                 Special Meetings
Section 6                 Notice of Special Meetings
Section 7                 Business at Special Meetings
Section 8                 Quorum
Section 9                 Voting
Section 10                Proxies
Section 11                Action by Consent


ARTICLE III DIRECTORS

Section 1                 Number and Term
Section 2                 Qualifications and Composition
Section 3                 Vacancies; Removal
Section 4                 Powers
Section 5                 Place of Meetings
Section 6                 Annual Meetings
Section 7                 Regular Meetings
Section 8                 Special Meetings
Section 9                 Quorum; Telephone Meetings
Section 10                Action by Consent
Section 11                Committees
Section 12                Minutes of Committees
Section 13                Compensation
Section 14                Conflict of Interest

ARTICLE IV                NOTICES

Section 1                 Notice to Stockholders
Section 2                 Notice to Directors
Section 3                 Waiver of Notice

ARTICLE V OFFICERS

Section 1                 Officers
Section 2                 Additional Officers
Section 3                 Compensation
Section 4                 Term of Office; Removal; Vacancies
Section 5                 Duties of Officers


ARTICLE VI CERTIFICATES OF STOCK

Section 1                 Certificates
Section 2                 Signatures
Section 3                 Lost, Stolen or Destroyed Certificates
Section 4                 Transfer of Stock
Section 5                 Record Date
Section 6                 Registered Stockholders

ARTICLE VII INDEMNIFICATION

Section 1                 Indemnification
Section 2                 Insurance
Section 3                 Survival of Right


ARTICLE VIII GENERAL PROVISIONS

Section 1                 Dividends
Section 2                 Reserves
Section 3                 Annual Statement
Section 4                 Checks
Section 5                 Fiscal Year
Section 6                 Seal
Section 7                 Contracts
Section 8                 Voting of Corporation's Securities

ARTICLE IX       AMENDMENT OF BY-LAWS

Section 1                 Procedure


HISTORY OF BY-LAWS

                                   BY-LAWS OF

                            MARTIN INDUSTRIES, INC.

                             A DELAWARE CORPORATION



                                   ARTICLE I

                                    OFFICES

                 SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                 SECTION 2. ADDITIONAL OFFICES. The principal office of the corporation shall be located in Florence, Alabama. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 SECTION 1. PLACE OF MEETING. All meetings of the stockholders for the election of directors shall be held in the City of Florence, State of Alabama, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

                 SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the first Friday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting. If the annual meeting of stockholders for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

                 SECTION 3. NOTICE OF ANNUAL MEETINGS. Unless otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                 SECTION 4. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or to vote, in person or by proxy, at any meeting of stockholders. Except as otherwise required by law, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                 SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the chairman of the board, the president or the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

                 SECTION 6. NOTICE OF SPECIAL MEETINGS. Unless otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

                 SECTION 7. BUSINESS AT SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                 SECTION 8. QUORUM. The holders of a majority of the total votes (as determined in the manner provided in Section 9 below) of all classes of the stock issued and outstanding and entitled to vote thereat (all such classes being aggregated together as a single class for purposes of determining a quorum under this Section 8), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. At any meeting of stockholders, whether annual or special, or any adjournment thereof, including any such meeting at which a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 SECTION 9. VOTING. Each holder of a class of stock of the corporation shall be entitled to the number of votes for each share of such class of stock as authorized by the certificate of incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the "total votes" of the stock present in person or represented by proxy at such meeting shall decide any question, other than the election of directors, brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question. All classes of stock of the corporation will vote together as a single class on all matters coming before the stockholders, except as otherwise provided by the Delaware General Corporation Law or by the certificate of incorporation. For purposes of these by-laws, "total votes" shall be determined (i) by multiplying the number of shares of each class of stock entitled to vote by the number of votes for each share of such class as authorized by the certificate of incorporation, and (ii) by totaling the sum of the votes of each class as determined in (i), which shall produce the number of "total votes." Subject to the provisions of the certificate of incorporation, all elections of directors by the stockholders of the corporation shall be by plurality vote of the "total votes."

                 SECTION 10. PROXIES. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                 SECTION 11.  ACTION BY CONSENT.

                 (A) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                 (B) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation in the manner required by paragraph (a) of this Section 11, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner provided in said paragraph (a).

                 (C) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                 ARTICLE III

                                  DIRECTORS

                 SECTION 1. NUMBER AND TERM. The initial board of directors shall consist of two members. Thereafter, the exact number of members of the board of directors shall be fixed by resolution of the board of directors or shareholders of the corporation. The number of directors may be increased or decreased from time to time in the manner provided by the by-laws for the amendment thereof, but no decrease shall have the effect of shortening the term of any incumbent director. In the event the certificate of incorporation of the corporation is amended to provide for a classified board of directors at the annual meeting of stockholders held in 1995, the directors shall be divided into three classes, as nearly equal in number as possible.
The term of office of the first class of directors shall expire at the first annual meeting of stockholders of the corporation after their election, the term of office of the second class of directors shall expire at the second annual meeting of stockholders of the corporation after their election, and the term of office of the third class of directors shall expire at the third annual meeting of stockholders of the corporation after their election. At each annual meeting of stockholders of the corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of the corporation's certificate of incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and except as provided in Section 3 below in the case of electing a successor to a director elected by the board of directors to fill a vacancy occurring in the membership of the board of directors, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term or office to expire at the third succeeding annual meeting of stockholders of the corporation after their election. Any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

                 SECTION 2. QUALIFICATIONS AND COMPOSITION. The directors shall designate from among their members one director to serve as the chairman of the board of the Company, who shall serve at the pleasure of the board of directors. In the event that the president is not a member of the board of directors or his term will expire at the next meeting at which directors are to be elected, management shall nominate the president to fill the first vacancy arising in the board of directors or to be the successor with respect to the term which is expiring, as the case may be, and, in the event of any vacancy created by the resignation, removal, retirement or other termination of the president, the successor to the president will be elected by the board of directors to fill the unexpired term of the former president. Of the remaining positions to be filled on the board of directors of the Company, management shall not nominate any persons who are officers or employees of the Company if such nominees would cause, upon their election, the board of directors of the Company to have more than three (3) members, including the president of the Company, who are also officers or employees of the Company. Directors need not be stockholders.

                 SECTION 3. VACANCIES; REMOVAL. Subject to the certificate of incorporation of the corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Subject to the certificate of incorporation of the corporation, any director of the corporation may be removed from office at any time with or without cause, by the holders of a majority of shares of the corporation then entitled to vote at an election of directors.

                 SECTION 4. POWERS. The business and operations of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                 SECTION 5. PLACE OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

                 SECTION 6. ANNUAL MEETINGS. The first meeting of each newly elected board of directors shall be held at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the board of directors to hold such meeting at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                 SECTION 7. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                 SECTION 8. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board or the president on three days' notice to each director, delivered in the manner provided in Section 2 of
Article IV of these by-laws; special meetings shall be called by the chairman of the board or the president in like manner and on like notice upon the written request of two directors.

                 SECTION 9. QUORUM; TELEPHONE MEETINGS. At all meetings of the board, a majority of the directors then constituting the total number of the board, but not less than two directors except when a board of one director is authorized and acting, then one director, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any director may participate in any meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to the provisions of this Section 9 shall constitute presence in person at such meeting.

                 SECTION 10. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                 SECTION 11. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise the powers and authority of the board of directors in the management of the business and operations of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, or any successor provision thereto, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, or any successor provision thereto. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                 SECTION 12. MINUTES OF COMMITTEES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                 SECTION 13. COMPENSATION. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any other compensation for directors nor shall it preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                 SECTION 14.      CONFLICT OF INTEREST.

                 (A) No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because such director or directors or officer or officers are present at or participates in the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or solely because such director's or directors' votes are counted for such purpose, if (1) the material facts as to such director's or directors' relationships or interests and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2) the material facts as to such director's or directors' relationships or interests as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                 (B) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.



                                  ARTICLE IV

                                   NOTICES

                  SECTION 1. NOTICE TO STOCKHOLDERS. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these by-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice only, but such notice may be given in writing, by mail, addressed to such stockholder, at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

                 SECTION 2. NOTICE TO DIRECTORS. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director, it shall be delivered by the chairman of the board, the president or the secretary to such director within the time provided in Section 8 of Article III of these by-laws. Such notice either (i) may be in writing (A) delivered personally, (B) delivered by mailing to a director at such director's address as it appears in the records of the corporation, (C) delivered by telecopier or other means of electronic facsimile transmission or (D) delivered by telegram or (ii) may be oral given either in person or by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If by telecopier or other electronic means of facsimile transmittal, such notice shall be deemed delivered upon completion of transmittal from the sender thereof, provided that it shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, provided that the notice shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in any notice of such meeting.

                 SECTION 3. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law or of the certificate of incorporation or of these by-laws to a stockholder or director, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a wavier of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation.


                                  ARTICLE V

                                   OFFICERS

                 SECTION 1. OFFICERS. The officers of the corporation shall be chosen by the board of directors and shall include a president and a secretary. The board of directors may also choose additional officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person unless the certificate of incorporation otherwise provides.

                 SECTION 2. ADDITIONAL OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                 SECTION 3. COMPENSATION. The salaries and other compensation of all officers and agents of the corporation shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

                 SECTION 4. TERM OF OFFICE; REMOVAL; VACANCIES. The officers of the corporation shall serve at the pleasure of the board of directors and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed by the affirmative vote of a majority of the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                 SECTION 5. DUTIES OF OFFICERS. The officers of the corporation, if and when elected by the board of directors of the corporation, shall have the following duties:

                          (A)     PRESIDENT.  The president shall be the chief
executive officer of the corporation and, subject to the direction of the board of directors, shall have the general and active management, supervision and control of the business and all operations of the corporation. The president shall, when present, preside at all meetings of the stockholders and, in the absence of the chairman of the board, shall preside at meetings of the board of directors. The president may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

                          (B)     VICE PRESIDENTS.  In the absence of the
president or in the event of the president's death or inability to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order determined by the board of directors) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to the vice president by the president or the board of directors.

                          (C)     SECRETARY.  The secretary shall keep the
minutes of the proceedings of the stockholders and of the board of directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation; see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; sign with the president or the treasurer certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president, or the board of directors. If there is no treasurer of the corporation, the secretary shall assume the authority and duties of treasurer.

                          (D)     TREASURER.  If there is a treasurer of the
corporation, he shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as may be designated by the board of directors, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by president, or the board of directors. The treasurer may sign certificates for shares of the corporation. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of such treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine.

                          (E)     ASSISTANT SECRETARIES AND ASSISTANT
TREASURERS. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The board of directors may require any assistant treasurer to give a bond for the faithful discharge of such assistant treasurer's duties in such sums and with such surety or sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers shall all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the president, or the board of directors."


                                   ARTICLE VI

                             CERTIFICATES OF STOCK

                 SECTION 1. CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder of stock in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                 SECTION 2. SIGNATURES. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                 SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                 SECTION 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 SECTION 5.  RECORD DATE.

                 (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                 (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner provided by Section 11(a) of Article II hereof. If no record date has been fixed by the board of directors and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                 (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                 SECTION 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.



                                 ARTICLE VII

                               INDEMNIFICATION

                 SECTION 1. INDEMNIFICATION. The corporation shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director or officer of the corporation, and any officer or director who is or was serving at the request of the corporation as a director, officer, employee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the General Corporation Law of the State of Delaware. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these by-laws, then the corporation shall indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to this
Article VII shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these by-laws, the certificate of incorporation, any separate contract or agreement or applicable law. The corporation shall have the power in its discretion to indemnify any employee or agent of the corporation in the same manner as the corporation is required to indemnify its officers and directors under this Section 1.

                 SECTION 2. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, agent or employee of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under applicable law.

                 SECTION 3. SURVIVAL OF RIGHT. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director or officer of the corporation (and at the election of the corporation may continue as to a person who has ceased to be an employee or agent of the corporation) and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such an officer or director (and may at the election of the corporation inure to the benefit of the heirs, executors, administrators and personal representatives of agents and employees of the corporation).


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                 SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                 SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                 SECTION 3. ANNUAL STATEMENT. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                 SECTION 4. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                 SECTION 5. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                 SECTION 6. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                 SECTION 7. CONTRACTS. The board of directors may authorize any officer, agent or employee to enter into any contract, instrument or agreement on behalf of the corporation, and the authority granted may be general or confined to specific instances. Except as provided in this section or as authorized by the board of directors, no officer, agent, or employee, other than the chairman of the board, the president, any vice-president, the secretary or the treasurer, shall have any power or authority to bind the corporation by any contract, instrument or agreement, to pledge its credit, or to render it liable, for any purpose or any amount.

                 SECTION 8. VOTING OF CORPORATION'S SECURITIES. Unless otherwise ordered by the board of directors, the chairman of the board, the president or any vice president, or, such other officer as may be designated by the board of directors to act in the absence of the chairman of the board, the president or any vice president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, and at such meetings the chairman of the board, or such other officer of the corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the chairman of the board, or such other officer, and attest the same. The board of directors by resolution from time to time may confer like powers upon any other person or persons.


                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS

                 SECTION 1. PROCEDURE. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.